Exhibit 4.5

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY OR WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

THE SALE OF THESE SECURITIES HAS NOT BEEN QUALIFIED WITH ANY STATE SECURITIES AUTHORITIES. THE RIGHTS OF ALL PARTIES TO THIS WARRANT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

THIS WARRANT MAY NOT BE EXERCISED EXCEPT IN COMPLIANCE WITH ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS TO THE REASONABLE SATISFACTION OF THE COMPANY AND LEGAL COUNSEL FOR THE COMPANY.

Void after May 25, 2013

CODEXIS, INC.

STOCK PURCHASE WARRANT

THIS CERTIFIES THAT, for value received,                      and its registered assigns (hereinafter called the “Holder”) is entitled to purchase from Codexis, Inc., a Delaware corporation (the “Company”) whose address is 200 Penobscot Drive, Redwood City, California 94063, at any time after the date specified in Section 1 hereof and ending at 5:00 p.m. Pacific Standard Time on the Expiration Date, as such term is defined in Section 1 hereof, a number of shares of the Company’s New Preferred Stock (the “Warrant Shares”) equal to the quotient obtained by dividing (A) the product of (i) 0.30 and (ii) the Note Amount, by (B) the Effective Price (for purposes herein, the “Warrant Price”). This Warrant is a “Warrant” as defined in that certain Bridge Loan Agreement (the “Loan Agreement”), dated as of May 25, 2006 by and among the Company and the investors set forth therein. This Warrant may be exercised in whole or in part, at the option of the Holder of this Warrant. Unless otherwise defined herein, defined terms in this Warrant shall have the meanings ascribed to them in the Loan Agreement.

1. Term. This Warrant shall be exercisable through May 25, 2013 (the “Expiration Date”).

2. Method of Exercise; Payment; Issuance of New Warrant. Subject to Section 1 hereof, the purchase right represented by this Warrant may be exercised by the Holder, in whole or in part, by:

2.1 The surrender of this Warrant (with the notice of exercise form attached hereto as Attachment A and the Investment Representation Statement attached hereto as Attachment B duly executed) at the principal office of the Company; and

2.2 The payment to the Company, by check, wire transfer, forgiveness of indebtedness, or any combination of the foregoing of an amount equal to the then applicable Warrant Price per share multiplied by the number of Warrant Shares then being purchased.

If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder. Upon receipt by the Company of this Warrant and such notice of exercise, together with, if applicable, the aggregate Warrant Price, at such office, or by the stock transfer agent or warrant agent of the Company at its office, the Holder shall be deemed to be the holder of record of the applicable Warrant Shares, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder. The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the Warrant Shares.

2.3 Net Exercise.

(a) In addition to and without limiting the rights of the Holder under the terms of this Warrant, the Holder may elect to convert this Warrant or any portion thereof (the “Conversion Right”) into Warrant Shares, the aggregate value of which Warrant Shares shall be equal to the value of this Warrant or the portion thereof being converted. The Conversion Right may be exercised by the Holder by surrender of this Warrant at the principal office of the Company together with notice of the Holder’s intention to exercise the Conversion Right, in which event the Company shall issue to the Holder a number of Warrant Shares computed using the following formula:

X	=	Y (A-B)
A

Where:

X-	The number of Warrant Shares to be issued to the holder upon exercise of Conversion Right.

Y-	The number of Warrant Shares issuable upon exercise of this Warrant (or such lesser number as are being exercised).

A-	The fair market value of one Warrant Share as at the time the Conversion Right is exercised pursuant to this Section 2.

B-	Effective Price for one Warrant Share under this Warrant (as adjusted to the date of such calculations).

Notwithstanding the foregoing, the Warrant shall be deemed to have converted into Warrant Shares pursuant to this Section 2.3(a) upon the Expiration Date if not previously exercised or converted before such date.

(b) Fair Market Value. For purposes of Section 2.3, “fair market value of one Warrant Share” shall mean, as of any date:

(i) the last closing price per share of the Company’s Common Stock on the principal national securities exchange on which the Common Stock is listed or admitted to trading;

(ii) the last reported sales price per share of the Company’s Common Stock on the Nasdaq National Market or the Nasdaq Small-Cap Market (collectively, “Nasdaq”) if the Company’s Common Stock is not listed or traded on any such exchange;

(iii) the average of the bid and asked price per share as reported in the “pink sheets” published by the National Quotation Bureau, Inc. (the “pink sheets”) if the Company’s Common Stock is not listed or traded on any exchange or Nasdaq; or

(iv) if such quotations are not available, the fair market value per share of the New Preferred Stock issued in the Next Financing on the date such notice was received by the Company, as reasonably determined in good faith by the Board of Directors of the Company.

3. Stock Fully Paid; Reservation of Warrant Shares. All shares of stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its stock to provide for the exercise of the rights represented by this Warrant. In the event that there is an insufficient number of Warrant Shares reserved for issuance pursuant to the exercise of this Warrant, the Company will take appropriate action to authorize an increase in its capital stock to allow for such issuance or similar issuance acceptable to the Holder.

4. Adjustment of Warrant Price and Number of Warrant Shares. The number and kind of Warrant Shares purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

4.1 Reclassification; Merger. In case of any reclassification or change of outstanding securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or any other corporate reorganization in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization, or any transaction in which in excess of 50% of the Company’s voting power is transferred, or any sale of all or substantially all of the stock or assets of the Company, the Company shall, as condition precedent to such transaction, execute a new Warrant or cause such successor or purchasing corporation, as the case may be, to execute a new Warrant, providing that the Holder shall have the right to exercise such new Warrant and upon such exercise to receive, in lieu of each share of stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, merger or acquisition by a holder of one share of stock theretofore issuable upon the exercise of this Warrant. Such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this Section 4.1 shall similarly apply to successive reclassifications, changes, mergers, and acquisitions.

4.2 Subdivision or Combination of Warrant Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its stock, the Warrant Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination.

4.3 Stock Dividends. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend with respect to stock payable in, or make any other distribution with respect to stock (except any distribution specifically provided for in the foregoing Sections 4.1 and 4.2) of, stock, then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of stock outstanding immediately after such dividend or distribution.

4.4 Adjustment of Number of Warrant Shares. Upon each adjustment in the Warrant Price, the number of shares of stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Warrant Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

5. Fractional Warrant Shares. No fractional Warrant Shares will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Warrant Price then in effect.

6. Compliance with Securities Act; Non-transferability of Warrant; Disposition of Shares of Stock.

6.1 Compliance with Securities Act. The Holder, by acceptance hereof, agrees that this Warrant and the Warrant Shares are being acquired for investment and that he, she or it will not offer, sell or otherwise dispose of this Warrant or any Warrant Shares except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the “Act”). Upon exercise of this Warrant, the Holder hereof shall confirm in writing, in a form attached hereto as Attachment B, that the Warrant Shares so purchased are being acquired for investment and not with a view toward distribution or resale. In addition, the Holder shall provide such additional information regarding such Holder’s financial and investment background, as the Company may reasonably request, as is relevant for purposes of determining the Holder’s suitability with respect to a purchase of the Warrant Shares. This Warrant and all Warrant Shares (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY AND WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

6.2 This Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company). Notwithstanding the foregoing, no investment representation letter or opinion of counsel shall be required for any transfer of this Warrant (or any portion thereof) or any shares of New Preferred Stock issued upon exercise hereof (or shares of Common Stock issuable upon conversion thereof) (i) in compliance with customary transactions pursuant to Rule 144 or Rule 144A of the Act, or (ii) by gift, will or intestate succession by the Holder to his or her spouse or lineal descendants or ancestors or any trust for any of the foregoing or by the Holder to its managers, partners, members, affiliates (as defined under Rule 404 promulgated under the Act) or subsidiaries, as applicable; provided, that in each of the foregoing cases, the transferee agrees in writing to be subject to the terms of this Section 6.2. In addition, if the holder of the Warrant (or any portion thereof) or any New Preferred Stock issued upon exercise hereof delivers to the Company an unqualified opinion of counsel that no subsequent transfer of such Warrant or New Preferred Stock shall require registration under the Act, the Company shall, upon such contemplated transfer, promptly deliver new documents/certificates for such Warrant or New Preferred Stock that do not bear the legend set forth in Section 6.1 above. Subject to the provisions of this Warrant with respect to compliance with the Act, title to this Warrant may be transferred by endorsement (by the Holder executing an assignment form) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery. Notwithstanding the foregoing, with respect to any offer, sale or other disposition of this Warrant or of securities into which this Warrant may be converted or for which it may be exercised, the Holder will give written notice to the Company, describing briefly the manner thereof. Unless the Company reasonably determines that such transfer would violate applicable securities laws, and notifies the Holder thereof within ten (10) business days after receiving notice of the transfer, the Holder may effect such transfer. Each Warrant thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Act, unless in the opinion of counsel for the Company, such legend is not required in order to ensure compliance with the Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

6.3 Disposition of Warrant Shares. Upon exercise of the Warrant Shares, the Holder will be entitled to any registration rights granted to all holders of the New Preferred Stock issued in the Next Financing. With respect to any offer, sale or other disposition of any Warrant Shares prior to registration of such shares, the Holder and each subsequent Holder of this Warrant agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such Holder’s counsel, if reasonably requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state law then in effect) of such Warrant Shares and indicating whether or not under the Act certificates for such shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with the Act; provided, however, that no such opinion of counsel or no-action letter shall be necessary for a transfer without consideration by a Holder which is a partnership to a partner of such partnership, so long as such transfer is made pursuant to the terms of the partnership agreement, or to the transfer by gift, will or intestate succession by the Holder to his or her spouse or lineal descendants or ancestors or any trust for the benefit of any of the foregoing if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he/she were an original Holder hereunder. Notwithstanding the foregoing, such Warrant Shares may be offered, sold or otherwise disposed of in accordance with Rule 144.

7. Rights of Shareholders. No Holder of this Warrant shall be entitled to vote or receive dividends or be deemed the holder of stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant has been exercised and the Warrant Shares shall have become deliverable, as provided herein.

8. Governing Law. The terms and conditions of this Warrant and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with California law, without giving effect to principles of conflicts of law.

9. Miscellaneous. The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Company and the registered Holder. Upon any Acquisition (as defined in the Restated Certificate), or any stock dividend, combination, stock split, reclassification or recapitalization of the capital stock of the Company, or the Company’s initial public offering of its Common Stock, the Company shall provide to each Holder at such time, ten (10) days’ prior notice to the closing of such events; provided, however, that the Majority Holders may waive such notice on behalf of all Holders. All notices and other communications from the Company to the Holder shall be delivered by hand or mailed by first class registered or certified mail, postage prepaid, to the address furnished to the Company in writing by the Holder.

10. Loan Agreement. This Warrant is a Warrant referred to in the Loan Agreement and is entitled to all the benefits provided therein.

(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officers, thereunto duly authorized this 25th day of May, 2006.

CODEXIS INC.

By:

SIGNATURE PAGE TO WARRANT

ATTACHMENT A

NOTICE OF EXERCISE

TO: CODEXIS, INC.

1. The undersigned hereby elects to purchase                      shares of New Preferred Stock of CODEXIS, INC. as defined in and pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, together with all applicable transfer taxes, if any.

1. The undersigned hereby elects to convert the attached Warrant into Warrant Shares in the manner specified in Section 2.3 of the Warrant. This conversion is exercised with respect to                      of the Shares covered by the Warrant.

[Strike paragraph above that does not apply]

2. Please issue a certificate or certificates representing said shares of stock in the name of the undersigned or in such other name as is specified below:

Name:

Address:

3. The undersigned represents that the aforesaid shares of stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares. In support thereof, the undersigned has executed an Investment Representation Statement attached hereto as Attachment B.

WARRANTHOLDER

(signature)

(title)

Date:

ATTACHMENT B

INVESTMENT REPRESENTATION STATEMENT

PURCHASER	:

COMPANY	:	CODEXIS, INC.

SECURITY	:

AMOUNT	:

DATE	:

In connection with the purchase of the above-listed securities and underlying stock (the “Securities”), I, the Purchaser, represent to the Company the following:

(a) I am purchasing these Securities for my own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof for purposes of the Securities Act of 1933 (“Act”).

(b) I understand that the Securities have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of my investment intent as expressed herein. In this connection, I understand that, in the view of the Securities and Exchange Commission (“SEC”), the statutory basis for such exemption may be unavailable if my representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

(c) I further understand that the Securities must be held indefinitely unless subsequently registered under the Act or unless an exemption from registration is otherwise available. Moreover, I understand that the Company is under no obligation to register the Securities. In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

(d) I am aware of the provisions of Rule 144, promulgated under the Act, which, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions.

(e) I further understand that at the time I wish to sell the Securities there may be no public market upon which to make such a sale.

WARRANTHOLDER

(signature)

(title)

Date: